UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2006

DynCorp International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32869	01-0824791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3190 Fairview Park Drive, Suite 350, Falls Church, Virginia		22042
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (571) 722-0210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 1, 2006, DynCorp International LLC, the operating company of DynCorp International Inc. (the “Company”), entered into a consulting agreement (the “Consulting Agreement”) with General Anthony C. Zinni, a member of the Company’s board of directors.  Pursuant to the Consulting Agreement, the Company will pay General Zinni $25,000 per month and General Zinni will provide strategic and other consulting services as mutually agreed between General Zinni and the Company’s chief executive officer.  The Consulting Agreement is effective as of September 1, 2006 and shall continue in effect until terminated.  Either party may terminate the Consulting Agreement by providing 60 days’ prior written notice to the other party.

The Consulting Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements And Exhibits.

(d) Exhibits.

10.1                                                               Consulting Agreement, effective as of September 1, 2006, between DynCorp International LLC and General Anthony C. Zinni.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynCorp International Inc.

Date: September 18, 2006	/s/ Michael J. Thorne
Michael J. Thorne
Senior Vice President, Chief Financial Officer and Treasurer